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ReliaStar Life
Insurance Company
20 Washington Avenue South
Minneapolis, MN  55401


June 6, 1997



ReliaStar Bankers Security Life Insurance Company
1000 Woodbury Road, Suite 102
Woodbury, NY  11797

Madam/Sir:

This opinion is furnished in connection with the registration by our affiliated company, ReliaStar Bankers Security Life Insurance Company, of a flexible premium variable life insurance policy (the "Contract") under the Securities Act of 1933, as amended. The Contract, including, if applicable, variations thereof used in various states, is described in the Prospectus constituting a part of the Registration Statement on Form S-6, as amended.

The form of Contract was reviewed by me, and I am familiar with the Registration Statement and Exhibits thereto.

In my opinion:

          The illustrations of Accumulation Values, Surrender Charges, Cash Surrender Values, and Death Benefits, included in the section entitled, "Illustration of Accumulation Values, Surrender Charges, Cash Surrender Values, and Death Benefits" in Appendix C of the Prospectus constituting part of the Registration Statement, based on the assumptions stated in the illustrations, are consistent with the provision of the Contract (including, as appropriate, any state variation thereof). The rate structure of the Contract has not been designed so as to make the relationship between premiums and benefits, as shown in the illustrations, appear more favorable to a prospective purchaser of a Contract for a male age 40 than to prospective purchasers of the Contract for other ages or for females. In any state where charges cannot be based upon the insured's sex, the rate structure of the Contract has not been designed so as to make the relationship between premium and benefits, as shown in the illustrations, appear more favorable to a prospective purchaser of the Contract for an insured age 40 than to prospective purchasers of the Contract for other ages.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to my name under the heading "Experts" in the Prospectus constituting a part of the Registration Statement.

Sincerely,


/s/ Steven P. West, FSA, MAAA
-----------------------------
    Steven P. West, FSA, MAAA
    Actuary